Exhibit 99.1

ATTORNEY WORK PRODUCT,
PRIVILEGED & CONFIDENTIAL

FTAI Announces Details for Completion of FTAI Infrastructure Spin-Off

NEW YORK--(BUSINESS WIRE)—Fortress Transportation and Infrastructure Investors LLC (“FTAI”; Nasdaq: FTAI) announced today that its Board of Directors has approved the details and timing of the spin-off of its infrastructure business. The spin-off will establish FTAI’s infrastructure business as an independent, publicly traded company called FTAI Infrastructure Inc. (“FTAI Infrastructure”).

The spin-off will be effected as a distribution of all of the shares owned by FTAI of common stock of FTAI Infrastructure, a majority-owned subsidiary of FTAI, to the holders of FTAI common shares as of the record date. The distribution is expected to occur on August 1, 2022, subject to the conditions noted below, and the record date is July 21, 2022.

It is expected that shares of FTAI Infrastructure common stock will begin trading on the Nasdaq under the ticker symbol “FIPWV” on a when-issued basis on July 20, 2022, subject to settlement after the distribution.

Beginning on or about July 20, 2022, and through the distribution date of August 1, 2022, it is expected that there will be two ways to trade FTAI common shares - either with or without the distribution of FTAI Infrastructure common stock. FTAI shareholders who sell their FTAI common shares in the “regular-way” market (that is, the normal trading market under the symbol “FTAI”) after the record date and on or prior to the distribution date will be selling their right to receive shares of FTAI Infrastructure common stock in connection with the spin-off. Alternatively, FTAI shareholders who sell their FTAI common shares in the “ex-distribution” market during the same period under the symbol “FTAIV” will not be selling their right to receive shares of FTAI Infrastructure common stock in connection with the spin-off.

On the first trading day following the distribution, August 2, 2022, FTAI Infrastructure will begin regular-way trading on the Nasdaq under the ticker symbol “FIP,” and FTAI will resume trading ex-distribution under the ticker symbol “FTAI”.

FTAI shareholders are not required to take any action to receive the FTAI Infrastructure stock. Record holders whose FTAI shares are registered directly with American Stock Transfer & Trust Company, LLC will receive a book-entry account statement for the FTAI Infrastructure stock. Record holders whose FTAI shares are held in an account at a brokerage firm or similar organization will have the FTAI Infrastructure stock credited to their accounts. Physical share certificates will not be distributed.

A registration statement on Form 10 relating to the shares of FTAI Infrastructure common stock has been filed with the Securities and Exchange Commission (the “SEC”) but has not yet become effective. The shares of FTAI Infrastructure common stock may not be distributed prior to the time the registration statement becomes effective, which FTAI expects to occur in the coming days. The distribution is also subject to the satisfaction or waiver of certain other conditions described in the registration statement.  A copy of the information statement included as an exhibit to the registration statement may be obtained from Fortress Transportation and Infrastructure Investors LLC, 1345 Avenue of the Americas, 45th Floor, New York, New York, 10105, Attention: Investor Relations (telephone number (212) 798-6128 and email address ir@ftandi.com).

Investors are encouraged to consult with their financial advisors regarding the specific implications of buying or selling FTAI common shares before or on the distribution date.

About Fortress Transportation and Infrastructure Investors LLC
FTAI owns and acquires high quality infrastructure and equipment that is essential for the transportation of goods and people globally. FTAI targets assets that, on a combined basis, generate strong and stable cash flows with the potential for earnings growth and asset appreciation. FTAI is externally managed by an affiliate of Fortress Investment Group LLC, a leading, diversified global investment firm.

Cautionary Language Regarding Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to information regarding the transactions contemplated by the spin-off and FTAI’s anticipated use of the net proceeds from the subscription contemplated by the spin-off. Forward-looking statements are not statements of historical fact but instead are based on our present beliefs and assumptions and on information currently available to FTAI. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this communication are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements, including, but not limited to, the risk factors set forth in (i) Item 1A. “Risk Factors” of FTAI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and FTAI’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, as updated by annual, quarterly and other reports FTAI files, and (ii) “Risk Factors” of FTAI Infrastructure’s registration statement on Form 10, filed with the Securities and Exchange Commission on April 29, 2022, as amended on July 1, 2022, which are available on FTAI’s website (www.ftandi.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for FTAI to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. FTAI expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in FTAI’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.